                                                                     EXHIBIT 3.2


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        DONNA KARAN INTERNATIONAL INC.


          Donna Karan International Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. Donna Karan International Inc. (the "Corporation") was originally incorporated under the name Donna Karan International, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 10, 1996.

          2. The amendments and the restatement of the Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          3. The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          FIRST:    NAME.

          The name of the corporation is Donna Karan International Inc. (the "Corporation").

          SECOND:   ADDRESS.

          The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

          THIRD:    PURPOSE.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   CAPITALIZATION

          SECTION 1.  Authorized Capital.  The total number of shares of stock
                      ------------------
which the Corporation shall have authority to issue is 36,000,020 shares, consisting of 18 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), two shares
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of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"),
35,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

          SECTION 2.  Capital Stock.  The powers, preferences, rights,
                      -------------
qualifications, limitations, and restrictions of the Class A Common Stock, the Class B Common Stock, and the Common Stock shall be identical in all respects, except (a) as provided in Article Seventh and (b) on all matters submitted to a vote of stockholders, (i) each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held, (ii) each holder of Class B Common Stock shall be entitled to nine votes for each share of Class B Common Stock held, and (iii) each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Except as otherwise required by law, the holders of Class A Common Stock, Class B Common Stock, and Common Stock shall vote together, and not separately as a class. No holder of stock of any class of the Corporation shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

          The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, subject to the limitations prescribed by law.

          FIFTH:    BOARD OF DIRECTORS

          SECTION 1.  Number.  The business, property and affairs of the
                      ------
Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time by the Board of Directors pursuant to the Bylaws; provided, however, that if at any time a party (a "Forfeiting Party") to that certain stockholders' agreement, (the "Stockholders' Agreement") among the Company, the stockholders of the Company on the date hereof, and others, pursuant to the provisions thereof, no longer has the right to nominate the number of directors which the Forfeiting Party had the right to nominate on the date of execution of the Stockholders' Agreement, then, if approved by the Board of Directors: (a) the number of directors constituting the whole Board of Directors shall be automatically reduced by the number of directors which the Forfeiting Party no longer has the right to nominate pursuant to the Stockholders' Agreement; (b) the director

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or directors (the "Removed Director(s)") previously nominated by the Forfeiting
Party and as to which the Forfeiting Party no longer has the right to nominate pursuant to the immediately preceding clause (a) shall be automatically removed from the Board of Directors; (c) the class or classes of the Board of Directors of which the Removed Director(s) was a member shall be automatically reduced to equal the number of remaining members of such class or classes; and (d) if the Forfeiting Party retains the right to nominate one or more directors pursuant to the Stockholders' Agreement, the Removed Director(s) shall be from the class or classes of the Board of Directors whose term of office is nearest to expiration in accordance with the classification provided by Section 2 of this Article Fifth.

          SECTION 2.  Classification.  The Board of Directors shall be divided
                      --------------
into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each director so elected shall hold office until his successor is elected and qualified, or until his earlier resignation or removal.

          If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible, and the Board of Directors shall decide which class shall contain an unequal number of directors. Notwithstanding the foregoing, whenever holders of any shares of Preferred Stock, or any series thereof, shall be entitled, voting separately as a class, to elect any directors, all directors so elected shall be allocated, each time they are so elected, to the class whose term expires at the next succeeding annual meeting of stockholders.

          SECTION 3.  Nomination. Except as provided in the Stockholders'
                      ----------
Agreement, Only persons who are nominated in accordance with the procedures set forth in this Section 3 of Article Fifth of the Certificate of Incorporation shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) at an annual meeting of stockholders by any stockholder of the Corporation who is a stockholder of record at the time of giving notice provided for in this Section 3 of Article Fifth, who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any nominations not made by or at the direction of the Board of Directors must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at

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the principal executive offices of the Corporation within the time periods specified in Rule 14a-8(a)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such stockholder, (iii) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this Section 3 of Article Fifth, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3 of Article Fifth, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3 of Article Fifth.

          SECTION 4.  Vacancies.  Newly-created directorships resulting from
                      ---------
death, resignation, retirement, disqualification, removal from office or other cause, may be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          SECTION 5.  Removal.  A director may be removed only for cause.  A
                      -------
director may be removed only by the holders of a majority of the outstanding shares of all classes of capital stock of the

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Corporation entitled to vote in the election of directors, considered for this purpose as one class.

          SIXTH:    STOCKHOLDER ACTION.

          Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders with prior notice and with a vote, and may not be effected by consent in writing. Except as otherwise required by law and subject to any rights of the holders of Preferred Stock, annual meetings and special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Continuing Directors (as defined in Article Seventh), or by the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or a Co-Chief Executive Officer. Stockholders are not permitted to call an annual meeting or to call a special meeting of stockholders or to require that the Board of Directors call such an annual or special meeting.

          SEVENTH:  CERTAIN BUSINESS COMBINATIONS.

          SECTION 1.  Stockholder Approval.  In addition to any affirmative vote
                      --------------------
required by, or other conditions to be complied with pursuant to, applicable law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article Seventh,

               (a) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) an Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are hereinafter defined) of an Interested Stockholder, or

               (b) any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) to or with (i) an Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition would be, an Affiliate or Associate of an Interested Stockholder, directly or indirectly, of assets of the Corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary, or both, having an aggregate

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          Fair Market Value (as hereinafter defined) of $10,000,000 or more, or

               (c) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or series of transactions) of any securities of the Corporation or any Subsidiary, or both, to (i) an Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such issuance or transfer would be, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary, or,

               (d) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder, or

               (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary directly or indirectly beneficially owned by (i) an Interested Stockholder or (ii) any other person (whether or not itself an Interested Stockholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate or an Interested Stockholder;

shall not be consummated unless such consummation shall have been approved by the affirmative vote of the holders of record of outstanding shares representing
(i) at least 80% of the voting power of the then outstanding Voting Shares (as hereinafter

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defined) of the Corporation, voting together as a single class and (ii) at least a majority of the voting power of the then outstanding Voting Shares of the Corporation, voting together as a single class, which are not beneficially owned, directly or indirectly, by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in this Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.

          SECTION 2.  Alternative Procedural Requirements.  The provisions of
                      -----------------------------------
Section 1 of this Article Seventh shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined). The approval of a majority of the Continuing Directors shall be required whether or not the particular Business Combination meets the criteria set forth below (but meeting such criteria shall not be deemed to mean the proposed Business Combination is fair or to require the Continuing Directors to approve the Business Combination); provided, however, that if such criteria
                                      --------  -------
are not met, then prior to approving such Business Combination, the Continuing Directors shall obtain the advice of a financial advisor to the effect that such Business Combination is fair to the holders of Voting Shares (other than an Interested Stockholder); provided further, that, subject to the foregoing, the Continuing Directors shall have no obligation to approve such Business Combination unless:

          (a) The transaction constituting the Business Combination shall provide for a consideration to be received by all holders of Common Stock in exchange for all shares of their Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal to the higher of the following:

                 (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by an Interested Stockholder (1) within the two-year period immediately prior to the Announcement Date (as hereinafter defined),
          (2) within the two-year period immediately prior to the Determination Date (as hereinafter defined) or (3) in the transaction in which it became an Interested Stockholder, whichever is highest; or

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                 (ii) the Fair Market Value per share of Common Stock on the
          Announcement Date or on the Determination Date, whichever is higher;

          (b) If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Shares other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such class or series of Voting Shares shall be at least equal to the highest of the following (it being intended that the requirements of this subsection (b) shall be required to be met with respect to every class and series of outstanding Voting Shares, whether or not an Interested Stockholder has previously acquired any shares of a particular class of Voting Shares):

                 (i) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Shares beneficially owned by an Interested Stockholder (1) within the two-year period immediately prior to the Announcement Date, (2) within the two-year period immediately prior to the Determination Date or (3) in the transaction in which it became an Interested Stockholder, whichever is highest; or

                 (ii) the Fair Market Value per share of such class or series of Voting Shares on the Announcement Date or the Determination Date, whichever is higher; or

                 (iii) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Voting Shares are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (c) The consideration to be received by holders of a particular class or series of outstanding Voting Shares (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Shares which are beneficially owned by an Interested Stockholder and, if an Interested Stockholder beneficially owns shares of any class or series of Voting Shares which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Shares shall be either cash or the

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form used to acquire the largest number of shares of such class or series of
Voting Shares beneficially owned by it. The price determined in accordance with subsections (a) and (b) of this Section 2 of Article Seventh shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event;

          (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

                 (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;

                 (ii) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the determination not to increase such annual rate is approved by a majority of the Continuing Directors; and

                 (iii) such Interested Stockholder shall not have become the beneficial owner of any additional Voting Shares except as part of the transaction in which it became an Interested Stockholder;

          (e) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guaranties, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (f) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules or regulations) shall be mailed to the stockholders of the

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Corporation, not later than the earlier of (i) 30 days prior to any vote on the proposed Business Combination or (ii) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or any subsequent provisions replacing the Exchange
Act). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of Voting Shares other than an Interested Stockholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          SECTION 3.  Certain Definitions.  For the purposes of this Article:
                      -------------------

          (a) "Business Combination" shall mean any transaction which is referred to in any one or more of subsections (a) through (e) of Section 1 of this Article Seventh.

          (b) "Voting Shares" shall mean shares of all classes and series of stock of the Corporation entitled to vote generally in the election of directors.

          (c) "Person" shall mean any individual, firm, trust, partnership, association, corporation, unincorporated organization or other entity (other than the Corporation, any Subsidiary of the Corporation for itself or as a fiduciary for customers, or a trustee holding stock for the benefit of the employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements), as well as two or more persons acting as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock.

          (d) "Interested Stockholder" shall mean any person (other than: (i) the Corporation; (ii) any Subsidiary of the Corporation; (iii) any employee benefit plan of the Corporation or any Subsidiary of the Corporation or any entity holding shares of Common Stock for or pursuant to the terms of any such plan; (iv) Donna Karan; (v) Stephan Weiss; (vi) the lineal descendants of Donna Karan or Stephan Weiss; (vii) in the event of the death or incompetence of any of the Persons described in clauses (iv), (v) and (vi), such Person's estate, executor, administrator, committee

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or other personal representative; (viii) any trusts created for the benefit of the Persons described in clause (iv), (v) or (vi); (ix) any Affiliate or Associate of the Persons described in clause (iv), (v), (vi) or (viii); or (x) any person who acquires beneficial ownership of more than 15% of the outstanding Voting Shares with the prior approval of a majority of the Continuing Directors), who or which:

                 (a) is the beneficial owner, directly or indirectly, of more than 15% of the combined voting power of the then outstanding Voting Shares; or

                 (b) is an assignee of or has otherwise succeeded to the beneficial ownership of any Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Stockholder.

Notwithstanding the foregoing, no person shall become an Interested Stockholder as a result of an acquisition of Voting Shares by the Corporation which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares beneficially owned by such person to 15% or more of the Voting Shares of the Corporation then outstanding; provided, however,
                                                          --------  -------
that if a person shall become the beneficial owner of 15% or more of the Voting Shares of the Corporation then outstanding by reason of shares purchased by the Corporation, and after such purchases by the Corporation becomes the beneficial owner of any additional Voting Shares of the Corporation, then such person shall be deemed to be an Interested Stockholder.

For purposes of determining whether a person is an "Interested Stockholder," the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of subsection (e) below but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) A person shall be a "beneficial owner" of any Voting Shares:

                 (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

                 (ii) which such person or any of its Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise or conversion of rights, exchange rights, warrants or options, or otherwise or (2) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding; or

                 (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

          (f) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          (g) "Subsidiary" shall mean any corporation, partnership or other entity of which a majority of any class of equity security (as defined in Rule 3a(11)-1 of the General Rules and Regulations under the Exchange Act), is owned, directly or indirectly, by the Corporation; provided, however, that for purposes of the definition of Interested Stockholder set forth above in subsection (d), the term "Subsidiary" shall mean only a corporation, partnership or other entity of which a majority of each class of equity security is beneficially owned, directly or indirectly, by the Corporation.

          (h) "Continuing Director" shall mean any member of the Board of Directors who is unaffiliated with, and not a nominee of, an "Interested Stockholder," and who was a member of the Board of Directors prior to the time that such Person became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with, and not a nominee of, an Interested Stockholder and is recommended to succeed a "Continuing Director" by a majority of Continuing Directors then on the Board of Directors.

          (i) "Announcement Date" shall mean the date of the first public announcement of the proposed Business Combination.

          (j) "Determination Date" shall mean the date which is two years prior to the date on which the Interested Stockholder became an Interested Stockholder.

          (k) "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Shares, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          SECTION 4.  Determinations by the Board of Directors.  A majority of
                      ----------------------------------------
the Continuing Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article Seventh including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of Voting Shares beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, (v) whether the requirements of
Section 2 of this Article Seventh have been met and (vi) such other matters with respect to which a determination is required under this Article Seventh. The good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article Seventh, and no director will have any liability to the Corporation or any other person by reason of any such determination so made.

          SECTION 5.  Fiduciary Obligations.  Nothing contained in this Article
                      ---------------------
Seventh shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

          The fact that any Business Combination complies with the provisions of
Section 2 of this Article Seventh shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          EIGHTH:  LIABILITY OF DIRECTORS.

          No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination of, or limitation on, personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article Eighth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          NINTH:   INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

          SECTION 1.  Indemnification.  The Corporation shall indemnify each
                      ---------------
person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person of which he or she is the legal representative, is or was a director or officer, or had agreed to serve as a director or officer, of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of any act alleged to have been taken or omitted in such capacity, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serving as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all cost, expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person or on his or her behalf in connection with such proceeding shall continue as to a person who has ceased to be a director.

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

          SECTION 2.  Indemnification for Costs, Charges and Expenses for
                      ---------------------------------------------------
Successful Party.  Notwithstanding the other provisions of this Article Ninth,
- ----------------
to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Section 1 of this Article Ninth, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          SECTION 3.  Advancement of Costs, Charges and Expenses.  Costs,
                      ------------------------------------------
charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article Ninth in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that, if
                                                --------  -------
Delaware General Corporation Law so requires, the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article Ninth or otherwise. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient's financial ability to make repayment. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet any standard of conduct for indemnification imposed by the Delaware General Corporation Law. The Board of Directors may, in the manner set forth above, and subject to the approval of such director or officer, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          SECTION 4.  Procedure for Indemnification.  Any indemnification under
                      -----------------------------
Section 1 or advance of costs, charges and expenses under Section 3 of this Article Ninth shall be made promptly, and in any event within 60 days, upon the written request by the director or officer directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article Ninth shall be enforceable by the director or officer in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 3 of this Article Ninth where the required undertaking, if any, has not been received by the Corporation) that the claimant has not met the standard of conduct, if any, set forth in the Delaware General Corporation Law, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, if any, set forth in the Delaware General Corporation Law, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          SECTION 5.  Other Rights; Continuation of Rights of Indemnification.
                      -------------------------------------------------------
The indemnification provided by this Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article Ninth shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Article Ninth is in effect. No amendment or repeal of this Article Ninth or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director or officer any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article Ninth with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article Ninth is in effect. The provisions of this Section 5 of Article Ninth shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeal of this Article Ninth. The right to indemnification and advancement of expenses conferred on any person by this Article Ninth shall not limit the Corporation from providing any other indemnification permitted by law.

          SECTION 6.  Saving Clause.  If this Article Ninth or any portion
                      -------------
hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees) judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article Ninth that shall not have been invalidated and to the full extent permitted by applicable law.

          SECTION 7.  Indemnification of Other Persons.  If authorized by the
                      --------------------------------
Board of Directors, the Corporation may indemnify and advance expenses to any other person whom it has the power to indemnify under Section 145 of the Delaware General Corporation Law to the fullest extent permitted by such statute.

          SECTION 8.  Insurance.  The Corporation may purchase and maintain
                      ---------
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person pursuant to the Delaware General Corporation Law.

          TENTH:  ARRANGEMENTS WITH CREDITORS.

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          ELEVENTH:  AMENDMENT OF BYLAWS.

          The Board of Directors shall have power to make, amend and repeal the Bylaws. Any Bylaws made by the Board of Directors under the powers conferred hereby may be amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1.1, 1.2, and 1.9 of
Article I, Sections 2.2 and 2.10 of Article II, and Article VII of the Bylaws shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of record of outstanding shares representing (i) at least 80% of the voting power of the then outstanding Voting Shares (as defined in Article Seventh), voting together as a single class and (ii) if there is then an Interested Stockholder (as defined in Article Seventh), at least a majority of the voting power of the then outstanding Voting Shares, voting together as a single class which are not beneficially owned, directly or indirectly, by an Interested Stockholder, effected at a duly called annual or special meeting of such stockholders, with such prior notice as is required by the Bylaws; provided, however, that the provisions of this sentence shall not apply to any amendment, repeal or adoption of any inconsistent provision declared advisable by the Board of Directors by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors and, if there is then an Interested Stockholder, a majority of the Continuing Directors (as defined in Article Seventh).

          TWELFTH: AMENDMENT OF CERTIFICATE OF INCORPORATION.

          The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law, by this Certificate of Incorporation or by the Bylaws), the affirmative vote of the holders of record of outstanding shares representing (i) at least 80% of the voting power of the then outstanding Voting Shares of the Corporation, voting together as a single class, and (ii) if there is then an Interested Stockholder (as defined in Article Seventh), at least a majority of the voting power of the then outstanding Voting Shares of the Corporation, voting together as a single class, which are not beneficially owned, directly or indirectly, by an Interested Stockholder, voting at a duly called annual or special meeting of such stockholders, with prior notice, and with a vote and not by written consent, shall be required to amend or repeal, or adopt any provisions inconsistent with this Article or Articles Fifth through Twelfth of this Certificate of Incorporation; provided, however, that the
                                              --------  -------
provisions of this sentence shall not apply to any amendment, repeal or adoption of any inconsistent provision declared advisable by the Board of Directors by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors and, if there is then an Interested Stockholder, a majority of the Continuing Directors (as defined in Article Seventh).

          IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and hereby affirm that the statements made herein are true under the penalties of perjury, this ____ day of ____________, 1996.



                         ___________________________________
                         Stephen L. Ruzow, President


Attest:


____________________________
David L. Bressman, Secretary

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